                                                                    Exhibit 21.1
                                                                    ------------


                       SUBSIDIARIES OF ALABAMA NATIONAL

Name of Subsidiary                                State of Organization

National Bank of Commerce of Birmingham............... National Bank
     NBC Securities, Inc.............................. Alabama
     NBC Investments, Inc............................. Nevada
Bank of Dadeville..................................... Alabama
     TBD Investments, Inc............................. Nevada
     Ashland Insurance, Inc........................... Alabama
Alabama Exchange Bank................................. Alabama
     Tuskegee Loan Company, Inc....................... Alabama
     AEB Investments, Inc............................. Nevada
First Gulf Bank . . . ................................ Alabama
First Citizens Bank................................... Alabama
     Clay County Finance Company, Inc................. Alabama
     FCB Investments, Inc............................. Nevada
First American Bank................................... Alabama
     Corporate Billing, Inc........................... Alabama
     FAB Investments, Inc............................. Nevada
     Rankin Insurance, Inc............................ Alabama
Citizens & Peoples Bank, National Association......... National Bank
Public Bank........................................... Florida
Georgia State Bank.................................... Georgia
Community Bank of Naples, National Association........ National Bank
     CBN Investments, Inc............................. Nevada
Peoples State Bank of Groveland....................... Florida

                                       2